                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 FORM 8-K/A-1

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 16, 2000 (JUNE 9, 2000)

                              ZYDECO ENERGY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                    0-22076                 76-0404904
(STATE OR OTHER JURISDICTION  (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
      OF INCORPORATION)                                   IDENTIFICATION NO.)


                       635 WEST CAMPBELL ROAD, SUITE 130
                            RICHARDSON, TEXAS 75080
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

      REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE:  (972)783-0284

     This Form 8-K/A-1 amends Item 7 of the Form 8-K of Zydeco Energy, Inc. ("Zydeco") filed on June 19, 2000 by supplying certain financial information regarding the acquisition of DataVoN Inc. ("DataVoN") by Zydeco on June 9, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial Statements

             The required financial statements of DataVoN (except for the financial statements of DataVoN for the three months ended March 31, 2000 and 1999, which are attached hereto as Annex A, and incorporated herein by reference) were previously filed.

        (b)  Pro Forma Financial Information

             The pro forma financial information of Zydeco, attached hereto as Annex B, give effect to the acquisition by Zydeco of DataVoN, and are incorporated herein by reference.

        (c)  Exhibits

        3.1 Certificate of Designations of Series A Convertible Preferred Stock of Zydeco (incorporated by reference to Form 8-K (File No. 0-22076) filed with the SEC on June 19, 2000).

        10.1 Agreement and Plan of Merger among Zydeco Energy, Inc., DVN Acquisition Corporation and DataVoN Inc. dated as of May 23, 2000 (incorporated by reference to Form 8-K (File No. 0-22076) filed with the SEC on May 24, 2000).

        99.1 Press Release of Zydeco Energy, Inc. dated May 23, 2000 (incorporated by reference to Form 8-K (File No. 0-22076) filed with the SEC on May 24, 2000).

        99.2 Press Release of Zydeco Energy, Inc. dated June 9, 2000 (incorporated by reference to Form 8-K (File No. 0-22076) filed with the SEC on June 19, 2000).

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Zydeco Energy, Inc.


                              By: /s/ Hugh D. Simpson
                                  -------------------------------------
                                  Hugh D. Simpson
                                  President and Chief Executive Officer

Date: August 16, 2000

                                    ANNEX A

                                 DATAVON INC.
                         (Formerly HR Partners, Inc.)

                                Balance Sheets

                                  (Unaudited)

                                                                       MARCH 31,        DECEMBER 31,
                       ASSETS                                             2000               1999
                                                                   ----------------   ----------------
Current assets:
     Cash and cash equivalents                                     $      1,234,549            394,740
     Certificates of deposit                                                 96,290                 --
     Accounts receivable                                                     12,000            621,535
     Vendor deposit                                                         212,009            360,000
     Deferred tax asset                                                      67,390             16,947
     Prepaid expenses                                                       143,090                 --
     Other                                                                   15,234             29,889
                                                                   ----------------   ----------------
              Total current assets                                        1,780,562          1,423,111

Certificates of deposit                                                          --             96,290
Property and equipment, net                                                 653,061            147,845
                                                                   ----------------   ----------------
                                                                   $      2,433,623          1,667,246
                                                                   ================   ================

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of note payable for equipment                           474,908                 --
     Accounts payable                                                        518,358            305,375
     Unearned revenue                                                        495,503            493,882
     Accrued liabilities and other                                           262,020            326,108
     Customer deposit                                                         38,800            360,000
     Current installments of obligations under capital
        leases                                                                21,086             22,432
                                                                    ----------------   ----------------
              Total current liabilities                                    1,810,675          1,507,797

Note payable for equipment, excluding current portion               $         44,010                 --
Obligations under capital leases, excluding current
     installments                                                             58,824             61,049
                                                                    ----------------   ----------------
              Total liabilities                                            1,913,509          1,568,846

Stockholders' equity:
     Common stock, no par value; 1,000,000 shares authorized,
        issued and outstanding in 2000 and 1999                                1,000              1,000
     Additional paid in capital                                              366,867                 --
     Retained earnings                                                       152,247             97,400
                                                                    ----------------   ----------------
              Total stockholders' equity                                     520,114             98,400

Contingency (note 5)
                                                                    ----------------   ----------------
                                                                    $      2,433,623          1,667,246
                                                                    ================   ================

See accompanying notes to financial statements.

                                 DATAVON INC.
                         (Formerly HR Partners, Inc.)

                             Statements of Income

                                  (Unaudited)

                                                                Three Months Ended March 31,
                                                                  2000                1999
                                                           -----------------    ------------------
Net service revenue                                                2,503,202             1,656,091

Operating expenses:
     Cost of services                                              1,244,690             1,136,153
     Selling and marketing                                             7,631               266,459
     General and administrative                                      344,685                93,991
     Amortization of unearned stock compensation                     366,867                    --
     Depreciation and amortization                                    14,360                 4,018
                                                           -----------------    ------------------
              Total operating expenses                             1,978,233             1,500,621
                                                           -----------------    ------------------
              Operating income                                       524,969               155,470

Interest income                                                        8,872                    --

Interest expense                                                       7,802                   101
                                                           -----------------    ------------------
              Income before state income tax                         526,039               155,369

State income tax                                                      23,745                 6,990
                                                           -----------------    ------------------
              Net income                                   $         502,294               148,379
                                                           =================    ==================
Net income per common share:

              Basic and diluted                            $            0.50                  0.15
                                                           =================    ==================
Weighted average common shares outstanding:

              Basic                                                1,000,000             1,000,000
                                                           =================    ==================
              Diluted                                              1,006,245             1,000,000
                                                           =================    ==================
Pro forma data (note 3):

              Income taxes                                 $         194,525                57,440
                                                           -----------------    ------------------
              Net income                                   $         331,514                97,929
                                                           =================    ==================
              Net income per common share:

                   Basic and diluted                       $            0.01                    --
                                                           =================    ==================
              Weighted average common shares outstanding:

                   Basic                                          39,813,855            39,813,855
                                                           =================    ==================
                   Diluted                                        40,062,493            39,813,855
                                                           =================    ==================

See accompanying notes to financial statements.

                                 DATAVON INC.
                         (Formerly HR Partners, Inc.)

                           Statements of Cash Flows

                                  (Unaudited)

                                                                                         Three Months Ended March 31,
                                                                                           2000               1999
                                                                                      --------------     ---------------
Cash flows from operating activities:
    Net income                                                                        $      502,294             148,379
    Adjustments to reconcile net income to net cash provided
       by operating activities:
          Depreciation and amortization                                                       14,360               4,018
          Amortization of unearned stock compensation                                        366,867                  --
          Deferred tax benefit                                                               (50,443)                 --
          Changes in operating assets and liabilities:
             Accounts receivable                                                             609,535             (28,272)
             Customer deposit                                                               (321,200)                 --
             Accounts payable and accrued liabilities                                        166,104             165,811
             Unearned revenue                                                                  1,621             (65,526)
             Vendor deposit                                                                  147,991                  --
             Prepaid expenses                                                               (143,090)                 --
             Other current assets                                                             14,655             (16,399)
                                                                                      --------------     ---------------
                   Net cash provided by operating activities                               1,308,694             208,011
                                                                                      --------------     ---------------
Cash flows from investing activities:
    Capital expenditures                                                                     (17,867)             (1,861)
                                                                                      --------------     ---------------
                   Net cash used in investing activities                                     (17,867)             (1,861)
                                                                                      --------------     ---------------
Cash flows from financing activities:
    Proceeds from notes payable to related parties                                                --               9,997
    Principal payments on obligations under capital leases                                    (3,571)                 --
    Payments of dividends                                                                   (447,447)           (178,669)
                                                                                      --------------     ---------------
                   Net cash used in financing activities                                    (451,018)           (168,672)
                                                                                      --------------     ---------------
Net increase in cash and cash equivalents                                                    839,809              37,478
Cash and cash equivalents at beginning of period                                             394,740             159,996
                                                                                      --------------     ---------------
Cash and cash equivalents at end of period                                                 1,234,549             197,474
                                                                                      ==============     ===============
Supplemental disclosure of cash flow information:

    Cash paid during the period for interest                                          $        1,205                  --
                                                                                      ==============     ===============
Supplemental disclosure of noncash investing and financing activities:
    Purchase of equipment in exchange for note payable                                $      518,918                  --
                                                                                      ==============     ===============

See accompanying notes to financial statements.

                                 DataVoN Inc.
                         (Formerly HR Partners, Inc.)
                         Notes to Financial Statements
                            March 31, 2000 and 1999

                                  (Unaudited)


(1) Description of Business and Basis of Financial Reporting

    DataVoN Inc. (DataVoN) was formed in November 1997 for the purpose of becoming a provider of high-quality Internet Protocol (IP) bandwidth capacity to a number of major domestic and international carriers and IP providers desiring to employ the benefits of Voice over Internet Protocol
    (VoIP) technology as well as other enhanced IP services. DataVoN began operations in January 1998. DataVoN changed its name from HR Partners, Inc. to DataVoN Inc. in January 2000.

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting solely of normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flows of DataVoN. Interim period results are not necessarily indicative of the results to be achieved for an entire year. These interim unaudited financial statements should be read in conjunction with the audited financial statements of DataVoN for the year ended December 31, 1999 included in the Form 8-K filed by Zydeco Energy, Inc. with the Securities and Exchange Commission on June 19, 2000.

(2) Stock Compensation

    In March 2000, DataVoN adopted a stock option plan. Under the plan, DataVoN may grant to officers, directors, consultants and employees options to purchase shares of DataVoN's common stock. In March 2000, DataVoN increased its authorized common stock to 1,100,000 shares, and granted options to purchase 63,356 shares of its common stock with an exercise price of $19.50 per share. These options have a 10 year life and vest over a three year period, subject to certain exceptions. Stock compensation totaling approximately $5.2 million is being recognized over the vesting period.

                                 DataVoN Inc.
                         (Formerly HR Partners, Inc.)
                         Notes to Financial Statements
                            March 31, 2000 and 1999

                                  (Unaudited)

(3) Subsequent Event

    On June 9, 2000, DataVoN merged (the Merger) with Zydeco Energy, Inc. (Zydeco), a public company. Shareholders of DataVoN received shares of Zydeco equal to a majority of the shares of Zydeco outstanding after the transaction. Accordingly, the business combination will be accounted for as a reverse acquisition of Zydeco by DataVoN using the purchase method. Accordingly, the historical financial statements of DataVoN prior to the Merger will become the financial statements of the registrant, and the results of operations of Zydeco will be combined with DataVoN concurrent with the Merger. The purchase price is approximately $28 million, a substantial portion of which is goodwill that will be amortized to expense over a five year period.

    In connection with the Merger, DataVoN merged into a C corporation. The unaudited pro forma income statement data for the three months ended March 31, 2000 and 1999 are based upon the historical income statements and give effect to pro forma income taxes as if DataVoN was a C corporation for the entire duration of both periods. In connection with the Merger, DataVoN's shareholders received 32,623,855 shares of common stock and 7,190 shares of preferred stock of Zydeco. The preferred shares will automatically convert into 7,190,000 common shares when sufficient additional common shares of Zydeco are authorized by its stockholders, and vote with the Zydeco common shares on an as if converted basis on all matters, except as required by law. Pro forma weighted average common shares outstanding during the periods presented have been adjusted based on the share conversion ratio used in the Merger. The preferred shares are included in pro forma weighted average common shares outstanding during the periods presented for both basic and diluted net income per share on an as if converted basis since DataVoN's shareholders currently have the ability to authorize sufficient additional common shares of Zydeco and the shareholder authorization is essentially a formality.

(4) Note payable

    In March 2000, the Company entered into a note payable arrangement with a vendor for the purchase of equipment. The note bears interest at 9% and requires monthly payments of $44,010 through April 1, 2001.

(5) Contingency

    DataVoN is currently involved in litigation with a former sales agent in regards to commissions allegedly owed to the former commissioned agent by DataVoN. DataVoN has countersued the former agent for $230,000 owed by the former agent to DataVoN. The litigation is in its early stages and no determination of the

                                 DataVoN Inc.
                         (Formerly HR Partners, Inc.)
                         Notes to Financial Statements
                            March 31, 2000 and 1999

                                  (Unaudited)

    outcome is possible at this time. The former agent alleges maximum economic damages of approximately $4 million. Management of DataVoN is vigorously defending against this claim. No reserve for the claim, or receivable for the counterclaim, has been established for this litigation as of March 31, 2000.

                                    ANNEX B

                     ZYDECO ENERGY, INC. AND SUBSIDIARIES
      Introduction to Unaudited Pro Forma Combined Financial Information

On June 9, 2000, DataVoN merged with Zydeco. Under the terms of the merger, each outstanding share of DataVoN common stock was converted into 39.81385 shares of Zydeco common stock. A portion of DataVoN common stock has initially been converted into shares of Zydeco convertible preferred stock. This preferred stock has voting rights equivalent to the number of common shares into which it is convertible and will automatically convert into common shares upon shareholder approval to increase the number of authorized Zydeco common shares. Zydeco intends to issue a proxy statement in the near term to obtain shareholder approval to increase its authorized common shares.

Zydeco will be the surviving legal entity in the merger. However, for accounting purposes, DataVoN is deemed to be the acquiror and, accordingly, the merger will be accounted for as a "reverse acquisition" of Zydeco under the purchase method of accounting. Under this method of accounting, the combined company's historical results of operation for periods prior to the merger will be DataVoN's historical results. On the date of the merger, the assets and liabilities of Zydeco are recorded at their estimated fair values, with the preponderance of the purchase price allocated to goodwill.

The pro forma adjustments are based on preliminary estimates. The actual allocation of the purchase price may differ from that reflected in the unaudited pro forma combined financial information upon completion of the analysis of the fair values of the assets acquired and liabilities assumed.

The following unaudited pro forma combined financial information gives effect to the merger of Zydeco and DataVoN as if the transaction had occurred on March 31, 2000, for purposes of the unaudited pro forma combined balance sheet, and on January 1, 1999 for purposes of the unaudited pro forma combined statements of operations. Such information is derived from and should be read in conjunction with, the separate historical financial statements of Zydeco and DataVoN as filed with the Securities and Exchange Commission. The unaudited pro forma combined financial information does not purport to be indicative of the results of operations or financial position which actually would have occurred if the merger had been consummated at January 1, 1999 or as of March 31, 2000, or of the results of operations or financial position which may be obtained in the future. The combined company has a significant amount of goodwill that will be subject to an impairment test. As a result, an impairment of goodwill may be required in the near term, and if so required, could be material to results of operations and financial condition.

                     ZYDECO ENERGY, INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA COMBINED
                                 BALANCE SHEET
                                MARCH 31, 2000

                                                                                                 Pro Forma              Pro Forma
                                                                 DataVoN           Zydeco       Adjustments             Combined
                                                             ---------------------------------------------------------------------
                                                                                                   [Note 1]
Current assets:
     Cash and cash equivalents                               $ 1,234,549           684,613                -              1,919,162
     Certificates of deposit                                      96,290                 -                -                 96,290
     Accounts receivable                                          12,000             8,935                -                 20,935
     Vendor deposit                                              212,009                 -                -                212,009
     Deferred tax asset                                           67,390                 -          491,876   (d)          559,266
     Prepaid expenses                                            143,090                 -                -                143,090
     Other                                                        15,234            73,923                -                 89,157
                                                             ----------------------------------------------------------------------
           Total current assets                                1,780,562           767,471          491,876              3,039,909

Property and equipment, net                                      653,061           899,055         (599,083)  (b)          953,033
Investment in Wavefield Imaging Technology                             -           654,914                -                654,914
Goodwill                                                               -                 -       26,573,488   (b)       26,573,488
Other assets                                                           -           113,470                -                113,470
                                                             ----------------------------------------------------------------------
                                                                 653,061         1,667,439       25,974,405             28,294,905
                                                             ----------------------------------------------------------------------
                                                             $ 2,433,623         2,434,910       26,466,281             31,334,814
                                                             ======================================================================
Current liabilities:
     Current portion of note payable for equipment           $   474,908                --               --                474,908
     Accounts payable                                            518,358           244,554          170,000   (b)          932,912
     Unearned revenue                                            495,503                 -                -                495,503
     Accrued liabilities and other                               262,020            32,061                -                294,081
     Customer deposit                                             38,800                 -                -                 38,800
     Current installments of obligations under capital leases     21,086                 -                -                 21,086
                                                             ----------------------------------------------------------------------
           Total current liabilities                           1,810,675           276,615          170,000              2,257,290

Note payable for equipment, excluding current portion             44,010                 -                -                 44,010
Obligations under capital leases, less current installments       58,824                 -                -                 58,824
                                                             ----------------------------------------------------------------------
     Total liabilities                                         1,913,509           276,615          170,000              2,360,124
                                                             ----------------------------------------------------------------------
Stockholders' equity:
     Convertible preferred stock                                       -                 -                7   (c)                7
     Common stock                                                  1,000            11,338          (11,338)  (a)           43,962
                                                                                                     42,962   (c)
     Additional Paid in Capital                                  366,867        24,531,668      (24,531,668)  (a)       28,932,020
                                                                                                    644,123   (d)
                                                                                                    (41,670)  (c)
                                                                                                 27,962,700   (b)
     Unrealized loss on investments                                    -           (22,445)          22,445   (a)                -
     Retained earnings (deficit)                                 152,247       (21,898,114)      21,898,114   (a)                -
                                                                                                   (152,247)  (d)
     Less: Treasury stock                                              -          (464,152)         464,152   (a)           (1,299)
                                                                                                     (1,299)  (c)
                                                             ----------------------------------------------------------------------
           Total stockholders' equity                            520,114         2,158,295       26,296,281             28,974,690
                                                             ----------------------------------------------------------------------
                                                             $ 2,433,623         2,434,910       26,466,281             31,334,814
                                                             ======================================================================

See accompanying notes to unaudited proforma combined financial information.

                     ZYDECO ENERGY, INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000

                                                                                            PRO FORMA          PRO FORMA
                                                         DATAVON           ZYDECO          ADJUSTMENTS         COMBINED
                                                     --------------------------------------------------------------------
                                                                                            [Note 2]
Revenues:
     Net service revenue                              $ 2,503,202               -                -              2,503,202
     Oil and gas sales                                          -          21,169                -                 21,169
                                                     --------------------------------------------------------------------
Total revenues                                          2,503,202          21,169                -              2,524,371
                                                     --------------------------------------------------------------------
Operating expeneses:
     Exploration expenses:
          Geological and geophysical                            -            (506)               -                   (506)
          Dry hole and other costs                              -             267                -                    267
     Production costs                                           -           3,871                -                  3,871
     Cost of services                                   1,244,690               -                -              1,244,690
     Selling and marketing                                  7,631               -                -                  7,631
     Research and development                                   -            (187)               -                   (187)
     General and administrative                           711,552         147,730                -                859,282
     Depreciation, depletion and amortization              14,360          18,668        1,328,674   (a)        1,361,702
                                                     --------------------------------------------------------------------
Total operating expenses                                1,978,233         169,843        1,328,674              3,476,750
                                                     --------------------------------------------------------------------
Operating income (loss)                                   524,969        (148,674)      (1,328,674)              (952,379)

Interest income                                             8,872          14,404                -                 23,276

Interest expense                                            7,802               -                -                  7,802
                                                     --------------------------------------------------------------------
Income before income taxes                                526,039        (134,270)      (1,328,674)              (936,905)

Income taxes                                               23,745               -          125,128   (b)          148,873
                                                     --------------------------------------------------------------------
Net income (loss)                                     $   502,294        (134,270)      (1,453,802)            (1,085,778)
                                                     ====================================================================
Net income (loss) per common share:
     Basic                                            $      0.50           (0.01)                                  (0.02)
                                                     ============================                             ===========
     Diluted                                          $      0.50           (0.01)                                  (0.02)
                                                     ============================                             ===========
Weighted average common shares outstanding:
     Basic                                              1,000,000      10,044,096                              49,857,951   (c)
                                                     ============================                             ===========
     Diluted                                            1,006,245      10,044,096                              49,857,951   (c)
                                                     ============================                             ===========

See accompanying notes to unaudited proforma combined financial information.

                     ZYDECO ENERGY, INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                                                 Pro Forma        Pro Forma
                                                                 DataVoN             Zydeco     Adjustments        Combined
                                                               ----------------------------------------------------------------
                                                                                              [Note 2]
Revenues:
     Net service revenue                                        $ 8,273,472                -            -         8,273,472
     Oil and gas sales                                                    -          187,366            -           187,366
     Gain on sales of properties                                          -          136,130            -           136,130
     Other                                                                -           14,625            -            14,625
                                                               -------------------------------------------------------------
Total revenues                                                    8,273,472          338,121            -         8,611,593
                                                               -------------------------------------------------------------
Operating expenses:
     Exploration expenses:
          Geological and geophysical                                      -          170,885            -           170,885
          Impairment of unproved properties                               -          750,000            -           750,000
          Dry hole and other costs                                        -        1,369,053            -         1,369,053
     Production costs                                                     -           18,453            -            18,453
     Cost of services                                             6,059,472                -            -         6,059,472
     Impairment of Investment in Wavefield Imaging Technology             -          200,000            -           200,000
     Selling and marketing                                          692,525                -            -           692,525
     Research and development                                             -          157,909            -           157,909
     General and administrative                                     673,880          679,003            -         1,352,883
     Depreciation, depletion and amortization                        16,072          316,705    5,314,696   (a)   5,647,473
                                                               -------------------------------------------------------------
Total operating expenses                                          7,441,949        3,662,008    5,314,696        16,418,653
                                                               -------------------------------------------------------------
Operating income (loss)                                             831,523       (3,323,887)  (5,314,696)       (7,807,060)

Interest income                                                      33,509           49,485            -            82,994

Interest expense                                                     21,729              124            -            21,853
                                                               -------------------------------------------------------------
Income (loss) before income taxes and
 extraordinary item                                                 843,303       (3,274,526)  (5,314,696)       (7,745,919)

Income taxes                                                         37,356                -            -   (b)      37,356
                                                               -------------------------------------------------------------
Income (loss) before extraordinary item                           $ 805,947       (3,274,526)  (5,314,696)       (7,783,275)
                                                               =============================================================
Income (loss) before extraordinary item per common share
     --basic and diluted                                             $ 0.81            (0.32)                         (0.16)
                                                               ==============================                  =============
Weighted average common shares outstanding
    --basic and diluted                                           1,000,000       10,345,096                     50,158,951 (c)
                                                               ==============================                  =============

See accompanying notes to unaudited proforma combined financial information.

                     ZYDECO ENERGY, INC. AND SUBSIDIARIES
        Notes to Unaudited Pro Forma Combined Financial Information


1. Unaudited Pro Forma Combined Balance Sheet Adjustments

   The following summarizes the unaudited pro forma balance sheet adjustments:

   a. This adjustment records the elimination of Zydeco's historical stockholders' equity.

   b. This adjustment records the reverse acquisition of Zydeco by DataVoN. The purchase price of $28.1 million includes (a) the fair value of Zydeco's outstanding common shares based on the five-day average traded market price of $2.5313 for Zydeco common stock with May 23, 2000, the date the merger was agreed and announced, as the midpoint, (b) the fair value of Zydeco's outstanding warrants and options and (c) the estimated merger costs.

   c. This adjustment records the recapitalization of DataVoN based on the par value of Zydeco capital stock.

   d. This adjustment records the elimination of DataVoN's retained earnings and establishment of deferred income taxes since, as a result of the merger, DataVoN converted from an S corporation to a C corporation. The deferred tax asset of $491,876 recognized has been recorded directly to the combined company's additional paid-in capital for pro forma purposes. This amount will be recognized in the historical statement of operations as a deferred tax benefit in the period that includes the consummation date.

2. Unaudited Pro Forma Combined Statements of Operations Adjustments

   The following summarizes the unaudited pro forma statements of operations adjustments:

   a. This adjustment records the effect on deprecation and amortization of the balance sheet adjustments discussed in Note. 1.b. above. The goodwill will be amortized over five years.

   b. This adjustment recognizes consolidated federal income tax expense of the combined company, including the effects of treating DataVoN's results as a C corporation. For the year ended December 31, 1999, no pro forma adjustment is provided because of the book loss that exists after the add-back of nondeductible goodwill amortization.

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                     ZYDECO ENERGY, INC. AND SUBSIDIARIES
          Notes to Unaudited Pro Forma Combined Financial Information


   c. Weighted average shares outstanding on a pro forma basis is based on the exchange ratio of 39.81385 shares of Zydeco common stock for each share of DataVoN common stock outstanding. The shares of Zydeco convertible preferred stock are included in both the basic and diluted loss per share computations based on the 7,190,000 shares of Zydeco common shares the preferred stock is automatically converted into when sufficient additional common shares are authorized by the combined company's shareholders. The inclusion is based on the fact that the former DataVoN shareholders currently have the ability to authorize sufficient additional common shares of Zydeco and the stockholders' authorization is essentially a formality.

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